EXHIBIT 23.1
February 11, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of MoneyMinding International Corp. on Form S-1 of our audit report, dated January 17, 2011 relating to the accompanying balance sheet as of September 30, 2010 and the related statements of operations, stockholder’s deficit, and cash flows from inception (April 19, 2010) through September 30, 2010, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1 and this Prospectus.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
2.11.11

February 11, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of MoneyMinding International Corp. on Form S-1 of our audit report, dated December 23, 2010 relating to the accompanying balance sheet as of September 30, 2010 and the related statements of operations, stockholders’ deficit, and cash flows from inception (March 30, 2010) through September 30, 2010, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1 and this Prospectus.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
2.11.11